STOCK PURCHASE AGREEMENT


     THIS AGREEMENT, dated as of June 12, 2000 between JELD-WEN, inc., an Oregon corporation, (the "Seller"), Trendwest Resorts, Inc., an Oregon corporation (the "Buyer") and Trendwest Investments, Inc., a Washington corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, the Seller is the owner of all the issued and outstanding shares of capital stock of the Company (the "Stock"); and

     WHEREAS, Buyer desires to buy from the Seller and the Seller desires to sell to Buyer one hundred percent (100%) of the Stock upon the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Closing" has the meaning specified in Article 3 hereof.

     "Closing Date" has the meaning specified in Article 3 hereof.

     "Company" means Trendwest Investments, Inc., a Washington corporation.

     "Confidential Information" has the meaning specified in Article 11 hereof.

     "Effective Date" has the meaning specified in Article 3 hereof.

     "Purchase Price" has the meaning specified in Article 4.1 hereof.

     "Stock" has the meaning specified in the recitals of this Agreement.

                                    ARTICLE 2
                         AGREEMENT TO SELL AND PURCHASE

     Upon the terms and conditions set forth in this Agreement, at Closing Seller shall sell, transfer and deliver to Buyer and Buyer shall purchase from Seller the Stock, free and clear of all liens, claims, options, charges, encumbrances, preferential rights and restrictions on transfer whatsoever (other than restrictions, if any, under applicable federal and state securities laws and existing or contemplated shareholders agreements).

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                                    ARTICLE 3
                         CLOSING DATE AND EFFECTIVE TIME

     The sale and purchase of the Stock as contemplated by this Agreement (the "Closing") shall take place at the Seller's offices located at 3250 Lakeport Blvd., Klamath Falls, Oregon at 11:00 a.m. (local time) on June12, 2000 (or such other place, date and time as shall be agreed upon by Buyer and the Sellers). The date of the Closing is referred to in this Agreement as the "Closing Date". When completed, the Closing shall be effective as of 12:01 a.m. (local time) on June 20, 2000 (the "Effective Date").

                                    ARTICLE 4
                         PURCHASE PRICE AND ADJUSTMENTS

     4.1 Amount. The aggregate consideration to be paid by Buyer to the Seller for the Stock shall be the sum of Forty Seven Million Five Hundred Ninety-Nine Thousand Nine Hundred Five and 95/100ths Dollars ($47,599,905.95) less Four Million Eight Hundred Sixty-Eight Thousand Nine Hundred Five and 95/100ths Dollars ($4,868,905.95) of debt assumed by the Company for a net purchase price of Forty Two Million Seven Hundred Thirty-One Thousand Dollars and no/100ths ($42,731,000.00) (the "Purchase Price"). The Purchase Price shall be payable in Twenty Five Million and no/100ths Dollars ($25,000,000.00) in immediately available funds at the Closing and Seventeen Million Seven Hundred Thirty-One Thousand Dollars ($17,731,000.00) in a promissory note (the "Note"). The Note is attached hereto as Schedule 4.1.


                                    ARTICLE 5
                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

     The Seller covenants and agrees with the Buyer that, prior to the Closing, unless the Buyer shall otherwise consent in writing and except as otherwise contemplated by this Agreement, the Seller shall comply, and shall cause the Company to comply, with each of the following:

     5.1 Access to Records and Properties of the Company. Seller shall give Buyer and its representatives full access during normal business hours to all premises, books and records of the Company.

     5.2 Conduct of the Company. The Seller and the Company agree that from June 1, 2000 to the Closing Date, the Company shall not:

         (a) amend its Articles of Incorporation or Bylaws or take any other action which might terminate or impair its corporate existence, rights or franchises;

         (b) issue or contract or agree to issue or purchase any shares of capital stock of the Company or securities exchangeable for or convertible or exercisable into capital stock of the Company, other than pursuant to existing warranties and options or as otherwise contemplated in this Agreement;

         (c) consolidate with or merge into any other corporation or permit any other corporation to consolidate with or merge into it;

         (d) split, combine, or reclassify any of its outstanding securities, or declare, set aside, or pay any dividend or other distribution on, or make or agree to commit to make any exchange for or redemption of any such securities, whether payable in cash, stock or property, other than as contemplated in this Agreement;

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         (e) create,  incur,  assume,  guarantee or otherwise become liable with respect to any indebtedness for borrowed money other than in the ordinary course of business;

         (f) enter into any employment contract or any compensation, severance or consulting agreement with any existing or prospective director, officer or employee of the Company, other than in the ordinary course of business;

         (g)      lend any money in any material amount;

         (h) increase the compensation payable or to become payable (including any increase in the contractual term related thereto) to any director, officer, or employee of the Company;

         (i) adopt, enter into, or amend any bonus, profit sharing, stock option, warrant, pension, retirement, deferred compensation, severance, termination, or other employee benefit plan for the benefit or welfare of any officer, director or employee of the Company, other than in the ordinary course of business;

         (j) purchase or otherwise acquire all or any substantial part of the assets of any person, other than in the ordinary course of business;

         (k) sell, lease, mortgage, encumber, or otherwise dispose of any material portion of its assets or properties except for dispositions of obsolete property or assets;

         (l) make or commit to make any capital expenditures, capital additions or capital improvements aggregating more than $100,000, other than in the ordinary course of business; or

         (m) enter into, or terminate, any contract, agreement, commitment or understanding applicable to the Company with a value, cost, or commitment in excess of $100,000 other than products or services for or sales to the Company's customers made in the ordinary course of business.

     5.3 Consents and Approvals. As soon as possible following the execution of this Agreement, the Seller and Buyer shall each use reasonable efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the purchase and sale of the Stock as contemplated herein, except for such consents the failure to obtain would not have a material adverse effect on the properties, business or financial condition of the Company. The Seller will use reasonable efforts, in good faith, to satisfy or cause to be satisfied each of the conditions to Closing set forth in Article 8 hereof. Buyer will use reasonable efforts, in good faith, to satisfy or cause to be satisfied each of the conditions to Closing set forth in Article 9 hereof.

     5.5 No Inconsistent Actions. Buyer, the Company and the Seller will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement, and each such party will promptly do all acts and take all such measures as may be appropriate to comply as soon as practicable with the terms, conditions and provisions of this Agreement.

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                                    ARTICLE 6
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     Buyer hereby represents, warrants and covenants to the Seller as follows:

     6.1 Organization, Standing and Authority. Buyer is a corporation, duly organized and validly existing under the laws of the State of Oregon, and possesses all requisite corporate power and authority to enter into and perform this Agreement.

     6.2 Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the Knowledge of Buyer, threatened against Buyer which materially adversely affects or might materially adversely affect any of the properties, business or financial condition of Buyer, or which questions or might question the validity of or Buyer's ability to consummate the transactions described in this Agreement.

     6.3 Compliance with Instruments. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with or result in a breach of or a default under, or give rise to any right of termination, cancellation or acceleration with respect to, any of the terms, conditions or provisions of any material indenture, contract, agreement, license, lease or other instrument or obligation to which Buyer is a party or by which it is bound or which affects materially the business or any property of Buyer or violates any order, writ, injunction or decree applicable to Buyer or conflicts with or results in a default under any provision of the Articles of Incorporation or Bylaws of Buyer.

     6.4 No Finders' Fees. Neither Buyer nor any person acting on Buyer's behalf has employed any broker or finder or incurred any liability for any brokerage fees or commissions or any finders' fees in connection with the negotiations relative to this Agreement or the consummation of the transactions contemplated hereby.

     6.5 Authorization. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer and this Agreement is a valid, binding and enforceable obligation of Buyer except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting or limiting the rights of creditors generally.

     6.6 Financial Capacity. Buyer has the financial capacity to purchase the Stock in the manner described herein from its own resources.

     6.7 Notices and Consents. No notice or consent of any person or governmental authority is required in connection with the execution, delivery and performance of this Agreement by Buyer, other than notices which have been given and consents which have been obtained prior to the execution of this Agreement.

     6.8 Investment. The Buyer (i) understands that the Stock has not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions, (ii) is acquiring the Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the

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Stock,  (v) is able to bear the economic risk and lack of liquidity  inherent in holding the Stock, and (vi) is an "accredited investor" as that term is defined under the Securities Act of 1933, as amended.

     6.9 Disclosure and Reliance. The Buyer is not aware of any other matters or liabilities, contingent or otherwise, which materially adversely affects or has a substantial likelihood in the future of materially adversely affecting the assets or business of the Buyer taken as a whole. No representation or warranty by the Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to the Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact known to the Buyer necessary to make the statements contained herein or therein not misleading. The representations and warranties made herein are made by Buyer with the knowledge and expectation that the Company and the Seller is placing reliance thereon.

                                    ARTICLE 7
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER

     The Company, and the Sellers, to their knowledge, hereby warrant and represent to Buyer as follows:

     7.1 Organization, Standing and Authority of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company possesses all requisite corporate power and authority to own and hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.

     7.2 Capitalization of the Company. Immediately prior to Closing, the authorized capital stock of the Company will consist of 1,000 shares of common stock, no par value per share, 1,000 shares of which shall be issued and outstanding. All issued and outstanding shares of capital stock of the Company are or shall be validly issued, fully paid and nonassessable at Closing. The Company and the Seller consent to the transfer of the Stock in accordance with this Agreement.

     7.3 Title to the Stock. The Seller is and at Closing shall be the sole beneficial owner and holder of record of the Stock being sold to Buyer hereunder. The Stock being sold to Buyer is and at Closing shall be owned (beneficially and of record) by the Seller free and clear of any mortgage, lien, claim, charge, pledge, security interest, encumbrance or any restriction of any kind or character whatsoever (other than restrictions, if any, under applicable federal and state securities laws and existing or contemplated shareholders agreements). All issuances and transfer of shares of the Stock are accurately reflected in the Company's stock ledger. All shares of the Stock have been duly and validly authorized and issued and, upon the transfer of such shares to Buyer as contemplated by this Agreement, unencumbered title thereto will be vested in Buyer. The Stock is not subject to any voting trust, voting agreement or other agreement with respect to the voting thereof, nor is any proxy in existence with respect to any shares thereof.

     7.4 Company Assets. The Company has unencumbered title to all property and assets of the Company, said assets attached as Schedule 7.4. Title to all real property is covered by a policy of title insurance that will be transferred to Buyer as of the Closing Date.

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     7.5 Charter  Documents  of the Company.  The Seller has  delivered to Buyer true and complete copies of the Articles of Incorporation and Bylaws of the Company of the Company, as amended to the date hereof.

     7.6 Compliance with Instruments. The Company is not in default under, or in breach of any term or provision of, its Articles of Incorporation or Bylaws or any material contract, lease, agreement or other instrument to which it is a party or by which it or any of its properties or assets are bound, except where such default or breach would not be or result in a material adverse effect.

     7.7 Authorization by the Sellers and the Company. The Seller possesses all requisite power and authority necessary to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by the Seller and the Company have been duly and validly authorized by all necessary action on the part of the Seller and the Company and this Agreement is a valid, binding and enforceable obligation of the Seller and the Company except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting or limiting the rights of creditors generally.

     7.8 Officers and Directors of the Company. Schedule 7.8 hereto sets forth the names of all officers and directors of the Company and the names of all persons holding powers of attorney from the Company.

                                    ARTICLE 8
                 CONDITIONS TO THE SELLERS' OBLIGATION TO CLOSE

     The obligation of the Seller to transfer, assign and deliver the Stock to Buyer pursuant hereto is subject to the satisfaction (unless waived in writing by the Seller) of each of the following conditions at and as of the Closing:

     8.1 Representations and Warranties Correct. The representations and warranties of Buyer contained in Article 6 hereof shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing, except as affected by the transactions contemplated by this Agreement.

     8.2 Performance of Obligations by Buyer. Buyer shall have performed and complied with all agreements and conditions required to be performed or complied with by it under this Agreement prior to or at the Closing.

     8.3 Cash Payment. The Seller shall have received the sum of Twenty Five Million Dollars ($25,000,000.00) represented by a deposit, in cash, by wire as directed by Seller.

     8.4 The Note. The Buyer shall have executed and the Seller received the Note.

     8.5 Consents and Notices. Buyer shall have obtained or effected all consents, approvals, waivers, notices and filings required in connection with the execution and delivery by Buyer of this Agreement or consummation by Buyer of the transactions contemplated thereby, and any notice or waiting period relating thereto shall have expired with all requirements lawfully imposed having been satisfied in all material respects.

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     8.6 Miscellaneous  Documents.  The Seller shall have received copies of all documents required to evidence the existence of the Buyer, and the Buyer's authority to execute, deliver and perform this Agreement.


                                    ARTICLE 9
                   CONDITIONS TO BUYER'S OBLIGATIONS TO CLOSE

     The obligation of Buyer to purchase the Stock from the Seller pursuant hereto is subject to the satisfaction (unless waived in writing by Buyer) of each of the following conditions at and as of the Closing:

     9.1 Representations and Warranties Correct. The representations and warranties of the Company and the Sellers contained in Article 7 hereof shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing, except as affected by the transactions contemplated by this Agreement.

     9.2 Performance of Obligations by the Sellers. The Company and the Seller shall have performed and complied with all agreements and conditions required to be performed or complied with by them under this Agreement prior to or at the Closing.

     9.3 Miscellaneous Documents. Buyer shall have received copies of all documents required to evidence the existence of the Company, and the Company's and Seller's authority to execute, deliver and perform this Agreement.

     9.4 Stock Certificates. The Seller shall have delivered to Buyer the certificates evidencing the Stock to be sold to the Buyer duly endorsed for transfer.

     9.6 Consents and Notices. The Company and the Seller shall have obtained or effected all material consents, approvals, waivers, notices and filings required in connection with the execution and delivery by the Company and the Seller of this Agreement or consummation by the Company and Seller of the transactions contemplated hereby, and any notice or waiting period relating thereto shall have expired with all requirements lawfully imposed having been satisfied in all material respects.

                                   ARTICLE 10
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     10.1  Survival.  Subject in all  respects to the other  provisions  of this
Article 10, the representations and warranties made in this Agreement shall survive the Closing for a period of six (6) months.

     10.2 Condition. Except as otherwise provided in this Agreement, the sale of the Stock contemplated hereby is made "AS IS" and "WHERE IS" and without representations or warranties of any kind or nature.

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                                   ARTICLE 11
                            CONFIDENTIALITY COVENANT

     Each party hereto will, and will cause its employees, agents, accountants, legal counsel and other representatives to, hold in strict confidence in perpetuity all Confidential Information (as hereinafter defined) and will not, and will ensure that such other persons will not, disclose the same to any person except only for any such disclosure as is reasonably necessary to carry out this Agreement and the transactions contemplated hereby. The provisions of this Article 11 shall be in addition to and shall not supersede any other obligations that the parties may have entered into with respect to Confidential Information or any other matters whatsoever. For purposes hereof, "Confidential Information" shall mean all information of any kind concerning either the Company or a party to this Agreement, or the properties or business of the Company or any such party, obtained, directly or indirectly, from the Company or any such party, or any of their respective employees, agents, accountants, legal counsel or other representatives, except information which constitutes readily ascertainable public information.

                                   ARTICLE 12
                                 INDEMNIFICATION

     12.1 Buyer shall, and agrees to, indemnify, defend, and hold Seller and its directors, officers and employees harmless against and in respect of all debts, liabilities and obligations of the Company, the assets of the Company and Buyer of any nature, whether accrued, absolute, contingent, or known or unknown, arising on or resulting from events which occurred or failed to occur before and after the Closing Date.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     13.1 Further Cooperation. After the Closing, each party, at the request of the other and without additional consideration, shall execute and deliver or cause to be executed and delivered from time to time such further instruments and shall take such further action as the requesting party may reasonably require in order to carry out more effectively the intent and purpose of this Agreement.

     13.2 Amendments and Waivers. Any term or provision of this Agreement may be waived at any time by an instrument in writing signed by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time by an instrument in writing signed by all parties hereto. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     13.3 Expenses. Buyer shall bear and pay all expenses incurred in connection with this Agreement.

     13.4 Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns. Neither this Agreement nor any obligation hereunder shall be assigned or assignable by the Seller or Buyer without the prior written consent of the other parties.

     13.5 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto

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shall be validly given, made or served if in writing and delivered personally or sent by certified, overnight, or registered mail, postage prepaid, addressed as follows:

                  To Seller:        JELD-WEN, inc.
                                    3250 Lakeport Boulevard
                                    Klamath Falls, Oregon 97601
                                    Attn: Gary Florence

                  To the Company    Trendwest Investments, Inc.
                  prior to Closing: 3250 Lakeport Boulevard
                                    Klamath Falls, Oregon 97209
                                    ATTN: Larry Martin

                  To Buyer and the  Trendwest Resorts, Inc.
                  Company after     9805 Willows Road
                  Closing:          Redmond, Washington 98052
                                    ATTN:  Tim O'Neil

or to such other address as any party hereto may, from time to time, designate in writing delivered in a like manner. Notice given by mail shall be deemed to be given on the date which is two business days following the date the same is postmarked.

     13.6 Entire Agreement. This Agreement, including the Schedules, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and is in full substitution for any and all prior agreements and understandings between any of said parties relating to such transactions.

     13.7 Descriptive Headings. The descriptive headings of the several Articles of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without reference to its choice of law rules.

     13.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     13.10 Attorney's Fees. In the event legal action or arbitration is taken to enforce this Agreement or any provision thereof, or as a result of any breach of warranty or representation or other default of either party, the prevailing party in such action shall be entitled to receive its reasonable attorney's fees, in addition to all other costs or charges allowed, which shall be fixed by the court or arbitrator in which the suit or action, including any appeal thereon, is tried, heard or decided.

     13.11 Tax and Legal Counsel,  Drafting.  The parties acknowledge and agree:
(i) that each has been represented by counsel of their own choosing in the negotiation and preparation of this Agreement; (ii) that they have read this Agreement; (iii) that they have had the Agreement fully explained to them by such counsel; and (iv) that they are fully aware of the contents and tax and legal effect of this Agreement. All parties are deemed to be sophisticated taxpayers and have consulted their own tax advisors with respect to this Agreement. Further, both parties participated in the drafting of this Agreement and neither shall be deemed its drafter or construed as causing any uncertainty or ambiguity as to any of its provisions.

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     13.12  Integration.  This Agreement  including the schedules hereto and all documents and papers delivered pursuant hereto or referenced herein and any written amendments hereof executed by the parties to this Agreement, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and is in full substitution for any and all prior agreements and understandings between any of said parties relating to such transactions.

     13.13 Arbitration. The parties shall attempt to resolve any dispute under this Agreement through good faith negotiation or mediation. In the event a dispute involving a Claim is not resolved within twenty (20) days after it is presented, any such dispute, controversy or claim, arising out of or related to this Agreement or its breach shall be decided by binding arbitration in the City of Portland, Oregon, in accordance with the rules of the American Arbitration Association ("AAA") for expedited resolution of commercial disputes. There shall be one arbitrator selected by the parties within 10 days of the arbitration demand or if not, by the AAA (or other group having similar professional credentials and mutually agreeable to the parties). Buyer and Sellers shall pay on an equal basis the full cost of the arbitrator's fees and expenses. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction. The arbitrator shall not have the power to award punitive damages. The parties agree that the decision of the arbitrator shall be the sole and exclusive remedy between them regarding any dispute presented or pled before the arbitrator.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:                                     BUYER:

JELD-WEN, inc.                              Trendwest Resorts, Inc.


By: _____________________________           By: ____________________________
    Gary Florence                               Timothy P. O'Neil
    Its: Vice President                         Its: Chief Financial Officer

THE COMPANY:

Trendwest Investments, Inc.

By: _____________________________

Its: ____________________________

                                  Schedule 4.1

                                    The Note

                                  Schedule 7.4

                                 Company Assets

                                  Schedule 7.8
                      Officers and Directors of the Company

                                    DIRECTORS
                                Roderick C. Wendt
                              Douglas P. Kintzinger
                                  Robert Turner

                                REGISTERED AGENT
              Foster Pepper & Sheffelman PLLC, Seattle, Washington